CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2022	$2,064,000	$267.91

March 2020

Pricing Supplement No. 3,593

Registration Statement Nos. 333-221595; 333-221595-01

Dated March 5, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the common stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the common stock of Delta Air Lines, Inc., which we refer to collectively as the underlying stocks, is at or above 60% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If, however, the determination closing price of any underlying stock is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to 100% of its respective initial share price, which we refer to as the respective call threshold level, on any quarterly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the related contingent quarterly coupon. However, if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 2-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to three underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock below the relevant downside threshold level will result in no contingent quarterly coupons, even if one or more of the other underlying stocks close at or above the respective downside threshold levels. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in no contingent quarterly coupon payments and a significant loss of your investment, even if one or more of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Expedia Group, Inc. common stock (the “EXPE Stock”), Alibaba Group Holding Limited American Depositary Shares (“ADSs”), each Alibaba ADS representing one Alibaba Group Holding Limited ordinary share (the “BABA Stock”) and Delta Air Lines, Inc. common stock (the “DAL Stock”)
Aggregate principal amount:	$2,064,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	March 5, 2020
Original issue date:	March 12, 2020 (5 business days after the pricing date)
Maturity date:	March 14, 2022
Early redemption:

The securities are not subject to early redemption until six months after the original issue date. Following this six-month non-call period, if, on any redemption determination date, beginning on September 8, 2020, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.
Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any redemption determination date or observation date (other than the final observation date), times the adjustment factor on such determination date or observation date, as applicable
Redemption determination dates:	Beginning after six months, quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:	Starting on September 15, 2020, quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 27.35% (corresponding to approximately $68.375 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related observation date.

If, on any observation date, the determination closing price of any underlying stock is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more underlying stocks will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold level:

With respect to the EXPE Stock, $54.906, which is equal to 60% of its initial share price

With respect to the BABA Stock, $126.876, which is equal to 60% of its initial share price

With respect to the DAL Stock, $27.006, which is equal to 60% of its initial share price

Call threshold level:

With respect to the EXPE Stock, $91.51, which is equal to 100% of its initial share price

With respect to the BABA Stock, $211.46, which is equal to 100% of its initial share price

With respect to the DAL Stock, $45.01, which is equal to 100% of its initial share price

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

• If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date

• If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$930.90 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$2,064,000	$0	$2,064,000
(1)	Selected dealers and their financial advisors will receive a structuring fee of $2.50 per security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 33.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017        Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the EXPE Stock, $91.51, which is its closing price on the pricing date

With respect to the BABA Stock, $211.46, which is its closing price on the pricing date

With respect to the DAL Stock, $45.01, which is its closing price on the pricing date

Coupon payment dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to March 7, 2022 as the final observation date.
Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61770FTB2 / US61770FTB21
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
June 5, 2020*	June 12, 2020*
September 8, 2020	September 15, 2020
December 7, 2020	December 14, 2020
March 5, 2021	March 12, 2021
June 7, 2021	June 14, 2021
September 7, 2021	September 14, 2021
December 6, 2021	December 13, 2021
March 7, 2022 (final observation date)	March 14, 2022 (maturity date)

* The securities are not subject to automatic early redemption until the second coupon payment date, which is September 15, 2020.

March 2020	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at an annual rate of 27.35% but only if the determination closing price of each underlying stock is at or above 60% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying stock is less than its downside threshold level on any observation date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price of one or more underlying stocks will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above their respective downside threshold levels on some quarterly observation dates, one or more underlying stocks may fluctuate below the respective downside threshold level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire 2-year term of the securities.

Maturity:	Approximately 2 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 27.35% (corresponding to approximately $68.375 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related observation date.

If on any observation date, the determination closing price of any underlying stock is less than its respective downside threshold level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption quarterly beginning after six months:	Starting after six months, if the determination closing price of each underlying stock is greater than or equal to their respective call threshold level on any quarterly redemption determination date, beginning on September 8, 2020 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.

If the final share price of any underlying stock is less than its downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $930.90.

March 2020	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2020	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying stocks close at or above their respective downside threshold levels on each quarterly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities, and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlying stocks close at or above their respective downside threshold levels on some quarterly observation dates, but one or more underlying stocks close below the respective downside threshold level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing prices of all of the underlying stocks are at or above their respective downside threshold levels on the related observation date, but not for the quarterly periods for which the determination closing prices of one or more underlying stocks are below the respective downside threshold level(s) on the related observation date.

Starting on September 8, 2020, when all of the underlying stocks close at or above their respective call threshold levels on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that all of the underlying stocks close at or above their respective downside threshold levels on some quarterly observation dates, but one or more underlying stocks close below the respective downside threshold level(s) on the others, and at least one of the underlying stocks closes below its call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing prices of all of the underlying stocks are at or above their respective downside threshold levels on the related observation date, but not for the quarterly periods for which the determination closing prices of one or more underlying stocks are below the respective downside threshold level(s) on the related observation date. On the final observation date, all of the underlying stocks close at or above their respective downside threshold levels. At maturity, in addition to the contingent quarterly coupon with respect to the final observation date, investors will receive the stated principal amount.

March 2020	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that all of the underlying stocks close at or above their respective downside threshold levels on some quarterly observation dates, but one or more underlying stocks close below the respective downside threshold level(s) on the others, and at least one of the underlying stocks closes below its call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing prices of all of the underlying stocks are greater than or equal to their respective downside threshold levels on the related observation date, but not for the quarterly periods for which the determination closing prices of one or more underlying stocks are below the respective downside threshold level(s) on the related observation date. On the final observation date, one or more underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

March 2020	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After Six Months)

March 2020	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

March 2020	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each underlying stock on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. The actual initial share price, call threshold level and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

27.35% per annum (corresponding to approximately $68.375 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the EXPE Stock: $100.00 With respect to the BABA Stock: $200.00 With respect to the DAL Stock: $50.00
Hypothetical Call Threshold Level:

With respect to the EXPE Stock: $100.00, which is 100% of its hypothetical initial share price

With respect to the BABA Stock: $200.00, which is 100% of its hypothetical initial share price

With respect to the DAL Stock: $50.00, which is 100% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the EXPE Stock: $60.00, which is 60% of its hypothetical initial share price

With respect to the BABA Stock: $120.00, which is 60% of its hypothetical initial share price

With respect to the DAL Stock: $30.00, which is 60% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $68.375 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price			Contingent Quarterly Coupon
	EXPE Stock	BABA Stock	DAL Stock
Hypothetical Observation Date 1	$80.00 (at or above its downside threshold level)	$185.00 (at or above its downside threshold level)	$55.00 (at or above its downside threshold level)	$68.375
Hypothetical Observation Date 2	$45.00 (below its downside threshold level)	$165.00 (at or above its downside threshold level)	$50.00 (at or above its downside threshold level)	$0
Hypothetical Observation Date 3	$75.00 (at or above its downside threshold level)	$100.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$0
Hypothetical Observation Date 4	$55.00 (below its downside threshold level)	$95.00 (below its downside threshold level)	$13.00 (below its downside threshold level)	$0

March 2020	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

On hypothetical observation date 1, each of the underlying stocks closes at or above its respective downside threshold level. Therefore, a contingent quarterly coupon of $68.375 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying stock closes at or above its downside threshold level, but one or more of the other underlying stocks close below their respective downside threshold level(s). Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying stocks closes below its respective downside threshold level, and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of any underlying stock is below its respective downside threshold level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or more underlying stocks close below the respective call threshold level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	EXPE Stock	BABA Stock	DAL Stock
Example 1:	$200.00 (at or above its downside threshold level)	$300.00 (at or above its downside threshold level)	$70.00 (at or above its downside threshold level)	$1,068.375 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$40.00 (below its downside threshold level)	$275.00 (at or above its initial share price)	$80.00 (at or above its initial share price)	$1,000 × share performance factor of the worst performing underlying stock = $1,000 × ($40.00 / $100.00) = $400.00
Example 3:	$75.00 (at or above its downside threshold level)	$200.00 (at or above its downside threshold level)	$15.00 (below its downside threshold level)	$1,000 × ($15.00 / $50.00) = $300.00
Example 4:	$30.00 (below its downside threshold level)	$80.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$1,000 × ($30.00 / $100.00) = $300.00
Example 5:	$40.00 (below its downside threshold level)	$60.00 (below its downside threshold level)	$10.00 (below its downside threshold level)	$1,000 × ($10.00 / $50.00) = $200.00

In example 1, the final share prices of each of the EXPE Stock, the BABA Stock and the DAL Stock are at or above their respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. Investors do not participate in the appreciation of any of the underlying stocks.

In example 2, the final share prices of two underlying stocks are above their respective initial share prices, but the final share price of the other underlying stock is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

In example 3, the final share prices of two underlying stocks are at or above their respective downside threshold levels, but the final share price of the other underlying stock is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

March 2020	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

In examples 4 and 5, the final share prices of all of the underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the EXPE Stock has declined 70% from its initial share price to its final share price, the BABA Stock has declined 60% from its initial share price to its final share price and the DAL Stock has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the EXPE Stock, which represents the worst performing underlying stock in this example. In example 5, the EXPE Stock has declined 60% from its initial share price to its final share price, the BABA Stock has declined 70% from its initial share price to its final share price and the DAL Stock has declined 80% from its initial share price to its final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the DAL Stock, which represents the worst performing underlying stock in this example.

If the final share price of ANY underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

March 2020	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its downside threshold level of 60% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above 60% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is lower than its downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlying stocks could remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of all of the underlying stocks, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent quarterly coupons, all of the underlying stocks must close at or above their respective downside threshold levels on the applicable observation date. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stock has appreciated. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlying stocks.

▪	The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related quarterly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on quarterly observation dates, if the determination closing price of any underlying stock on any observation date is below the respective downside threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the underlying stocks were higher on other days during that interest period.

March 2020	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

▪	Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the contingent quarterly coupon, if any, that is paid with respect to each observation date on which all determination closing prices are greater than or equal to their respective downside threshold levels, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	whether the determination closing price of any underlying stock has been below its respective downside threshold level on any observation date,

o	dividend rates on the underlying stocks,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of the underlying stocks may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying stocks will be at or above their respective downside threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, so that you do no suffer a significant loss on your initial investment in the securities. See “Expedia Group, Inc. Overview,” “Alibaba Group Holding Limited Overview” and “Delta Air Lines, Inc. Overview”.

▪	There are risks associated with investments in securities linked to the value of equity securities issued by foreign (and emerging market) companies. The BABA Stock is issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange

March 2020	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

laws. In addition, the American Depositary Shares of Alibaba Group Holding Limited have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The value of Alibaba Group Holding Limited American Depositary Shares is subject to currency exchange rate risk. As Alibaba Group Holding Limited has its main operations in China and derives its revenues in Chinese renminbi, fluctuations in the exchange rate between the Chinese renminbi and the U.S. dollar may affect the market price of the Alibaba Group Holding Limited American Depositary Shares, which may consequently affect the market value of the securities. The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The People’s Bank of China, the monetary authority in China, sets the spot rate of the Chinese renminbi, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the Chinese renminbi/U.S. dollar exchange rate. In the future, the Chinese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the Chinese renminbi in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in China, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the Chinese renminbi by the People’s Bank of China could result in significant movement in the value of the Chinese renminbi. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in China and the United States, including economic and political developments in other countries. The value of Alibaba Group Holding Limited American Depositary Shares and thus the value of the securities as well as the payment at maturity or upon an automatic call may be affected by the actions of the Chinese government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

▪	There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The BABA Stock is the ADSs of Alibaba Group Holding Limited and not the ordinary shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the securities.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and

March 2020	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

▪	Investing in the securities is not equivalent to investing in the common stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited or the common stock of Delta Air Lines, Inc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

▪	No affiliation with Expedia Group, Inc., Alibaba Group Holding Limited or Delta Air Lines, Inc. Expedia Group, Inc., Alibaba Group Holding Limited and Delta Air Lines, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Expedia Group, Inc., Alibaba Group Holding Limited or Delta Air Lines, Inc. in connection with this offering.

▪	We may engage in business with or involving Expedia Group, Inc., Alibaba Group Holding Limited or Delta Air Lines, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Expedia Group, Inc., Alibaba Group Holding Limited or Delta Air Lines, Inc. without regard to your interests and thus may acquire non-public information about Expedia Group, Inc., Alibaba Group Holding Limited or Delta Air Lines, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Expedia Group, Inc., Alibaba Group Holding Limited or Delta Air Lines, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective downside threshold level (resulting in no contingent quarterly coupon being paid with respect to such date) or the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

March 2020	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments

March 2020	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stocks), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

March 2020	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Expedia Group, Inc. Overview

Expedia Group, Inc., an online travel company, provides tools and information through technology to help business and leisure travelers plan and book travel. The EXPE Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Expedia Group, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37429 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Expedia Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the EXPE Stock is accurate or complete.

Information as of market close on March 5, 2020:

Bloomberg Ticker Symbol:	EXPE
Exchange:	Nasdaq
Current Stock Price:	$91.51
52 Weeks Ago:	$125.97
52 Week High (on 7/26/2019):	$139.42
52 Week Low (on 3/5/2020):	$91.51
Current Dividend Yield:	1.49%

The following table sets forth the published high and low closing prices of, as well as dividends on, the EXPE Stock for each quarter from January 1, 2016 through March 5, 2020. The closing price of the EXPE Stock on March 5, 2020 was $91.51. The associated graph shows the closing prices of the EXPE Stock for each day from January 1, 2015 through March 5, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the EXPE Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the EXPE Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Expedia Group, Inc. (CUSIP 30212P303)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	131.20	112.44	0.28
Second Quarter	154.43	124.97	0.28
Third Quarter	159.50	141.41	0.30
Fourth Quarter	153.40	117.32	0.30
2018
First Quarter	132.36	100.10	0.30
Second Quarter	125.26	106.35	0.30
Third Quarter	137.79	121.80	0.32
Fourth Quarter	130.32	109.10	0.32
2019
First Quarter	130.80	108.52	0.32
Second Quarter	133.03	115.00	0.32
Third Quarter	139.42	126.50	0.34
Fourth Quarter	138.48	94.31	0.34
2020
First Quarter (March 5, 2020)	122.80	91.51	0.34

We make no representation as to the amount of dividends, if any, that Expedia Group, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Expedia Group, Inc.

March 2020	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Common Stock of Expedia Group, Inc. – Daily Closing Prices January 1, 2015 to March 5, 2020

* The red solid line indicates the downside threshold level of $54.906, which is 60% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the EXPE Stock or other securities of Expedia Group, Inc. We have derived all disclosures contained in this document regarding Expedia Group, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Expedia Group, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Expedia Group, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EXPE Stock (and therefore the price of the EXPE Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Expedia Group, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the EXPE Stock.

March 2020	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Alibaba Group Holding Limited Overview

Alibaba Group Holding Limited operates as a holding company. The company provides Internet infrastructure, e-commerce, online financial and internet content services through its subsidiaries. The BABA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Alibaba Group Holding Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36614 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Alibaba Group Holding Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BABA Stock is accurate or complete.

Information as of market close on March 5, 2020:

Bloomberg Ticker Symbol:	BABA
Exchange:	NYSE
Current Stock Price:	$211.46
52 Weeks Ago:	$185.00
52 Week High (on 1/13/2020):	$230.48
52 Week Low (on 5/31/2019):	$149.26
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the American Depositary Shares of Alibaba Group Holding Limited for each quarter from January 1, 2016 through March 5, 2020. The closing price of the BABA Stock on March 5, 2020 was $211.46. The associated graph shows the closing prices of the BABA Stock for each day from January 1, 2015 through March 5, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the BABA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BABA Stock at any time, including on the determination dates.

American Depositary Shares of Alibaba Group Holding Limited (CUSIP 01609W102)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	109.51	88.60	-
Second Quarter	143.95	107.44	-
Third Quarter	180.07	140.99	-
Fourth Quarter	191.19	168.96	-
2018
First Quarter	205.22	173.70	-
Second Quarter	210.86	167.52	-
Third Quarter	197.98	156.36	-
Fourth Quarter	163.74	131.89	-
2019
First Quarter	187.25	130.60	-
Second Quarter	195.21	149.26	-
Third Quarter	182.51	153.67	-
Fourth Quarter	216.38	161.93	-
2020
First Quarter (March 5, 2020)	230.48	205.03	-

We make no representation as to the amount of dividends, if any, that Alibaba Group Holding Limited may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the American Depositary Shares of Alibaba Group Holding Limited.

March 2020	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

American Depositary Shares of Alibaba Group Holding Limited – Daily Closing Prices January 1, 2015 to March 5, 2020

* The red solid line indicates the downside threshold level of $126.876, which is 60% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the BABA Stock or other securities of Alibaba Group Holding Limited. We have derived all disclosures contained in this document regarding Alibaba Group Holding Limited stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alibaba Group Holding Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alibaba Group Holding Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BABA Stock (and therefore the price of the BABA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alibaba Group Holding Limited could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BABA Stock.

March 2020	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Delta Air Lines, Inc. Overview

Delta Air Lines, Inc. is a passenger airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world. The DAL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Delta Air Lines, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-5424 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Delta Air Lines, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the DAL Stock is accurate or complete.

Information as of market close on March 5, 2020:

Bloomberg Ticker Symbol:	DAL
Exchange:	NYSE
Current Stock Price:	$45.01
52 Weeks Ago:	$49.72
52 Week High (on 7/16/2019):	$63.16
52 Week Low (on 3/5/2020):	$45.01
Current Dividend Yield:	3.50%

The following table sets forth the published high and low closing prices of, as well as dividends on, the DAL Stock for each quarter from January 1, 2016 through March 5, 2020. The closing price of the DAL Stock on March 5, 2020 was $45.01. The associated graph shows the closing prices of the DAL Stock for each day from January 1, 2015 through March 5, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the DAL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the DAL Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Delta Air Lines, Inc. (CUSIP 247361702)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	51.44	45.52	0.2025
Second Quarter	53.87	44.03	0.2025
Third Quarter	55.48	45.21	0.305
Fourth Quarter	56.43	48.07	0.305
2018
First Quarter	60.13	50.46	0.305
Second Quarter	55.87	49.54	0.305
Third Quarter	59.61	48.78	0.35
Fourth Quarter	60.71	47.96	0.35
2019
First Quarter	51.82	45.61	0.35
Second Quarter	58.43	51.50	0.35
Third Quarter	63.16	56.14	0.4025
Fourth Quarter	59.56	52.83	0.4025
2020
First Quarter (March 5, 2020)	62.03	45.01	0.4025

We make no representation as to the amount of dividends, if any, that Delta Air Lines, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Delta Air Lines, Inc.

March 2020	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Common Stock of Delta Air Lines, Inc. – Daily Closing Prices January 1, 2015 to March 5, 2020

* The red solid line indicates the downside threshold level of $27.006, which is 60% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the DAL Stock or other securities of Delta Air Lines, Inc. We have derived all disclosures contained in this document regarding Delta Air Lines, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Delta Air Lines, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Delta Air Lines, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DAL Stock (and therefore the price of the DAL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Delta Air Lines, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the DAL Stock.

March 2020	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the EXPE Stock, Expedia Group, Inc.

With respect to the BABA Stock, Alibaba Group Holding Limited

With respect to the DAL Stock, Delta Air Lines, Inc.

The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to each underlying stock so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlying stocks, or the underlying ordinary shares represented by the BABA Stock (the “BABA ordinary shares”), as applicable, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock or the BABA ordinary shares, as applicable (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•     Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its call threshold level, the securities will be automatically

March 2020	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

redeemed for an early redemption payment.

•     Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢ If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of each other underlying stock (or exchange property value, as applicable) is also greater than its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date.

➢ If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢ If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final observation date.

Following the effective date of a reorganization event, the contingent quarterly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the downside threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its downside threshold level.

In the event that the BABA Stock is no longer listed on a primary U.S. securities exchange and the BABA ordinary shares are listed on a primary U.S. securities exchange, the calculation agent, in its sole discretion, will adjust the adjustment factor such that the product of the last reported sale price of the BABA Stock and the adjustment factor at the last time the BABA Stock were listed equals the product of the last reported sale price of the BABA ordinary shares and the adjusted adjustment factor at such time, and the BABA ordinary shares will take the place of the BABA Stock.

In the event that the BABA Stock issuer or the depositary for the BABA Stock elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the BABA ordinary shares that are represented by each share of BABA Stock, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the BABA Stock than with respect to the BABA ordinary shares, the calculation agent will adjust the adjustment factor based solely on the effect of such event on the BABA Stock.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, or less than the downside threshold level, or for determining the worst performing

March 2020	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of

March 2020	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

March 2020	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes

March 2020	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due March 14, 2022, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Expedia Group, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Common Stock of Delta Air Lines, Inc.

Principal at Risk Securities

as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as

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ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to

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withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments

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of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stocks), and, with respect to the final observation date, so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an

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exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

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(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will receive a structuring fee of $2.50 for each security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:	MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as

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supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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